EXHIBIT (iii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on:

Form	Reference
Form S-8	No. 33-5291

Form S-8	No. 33-4549

Form S-8	No. 33-22238

Form S-8	No. 33-5765

Form S-8	No. 33-41182

Form S-8	No. 333-66735

Form S-3	No. 33-5289

Form S-3	No. 33-5290

Form S-3	No. 33-18280

Form S-3	No. 33-25730

Form S-3	No. 33-21723

Form S-3	No. 33-27244

Form S-3	No. 33-33948

Form S-3	No. 333-51281

Form S-3	No. 333-72304

Form S-3	No. 33-10966

Form S-3	No. 333-120525

Form S-3	No. 333-122481

of Pitney Bowes Inc. of our report dated March 4, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Stamford, Connecticut
March 8, 2005

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